EXHIBIT 99.1

FOR IMMEDIATE RELEASE: February 29, 2016

Aspen University Announces Preliminary Fiscal Third Quarter Revenue Projection to Exceed $2.12 Million, Over 65% Increase YoY

Nursing Students Now Represent Majority of Aspen’s

4,412 Degree-Seeking Student Body

NEW YORK – Aspen Group, Inc. (OTCQB: ASPU), a nationally accredited online postsecondary education company (Aspen University), today pre-announced that revenues for the Q3’16 Fiscal Quarter ending January 31, 2016 are projected to rise to over $2,120,000, an increase of over 65% year-over-year (YoY).

Aspen’s School of Nursing student body grew by 372 students in the quarter, from 1,935 in the previous quarter to 2,307 students. That represented 94% of the growth of Aspen’s full-time degree seeking student body, from 4,015 to 4,412.  Aspen’s School of Nursing now accounts for 52% of Aspen’s full-time degree seeking student body.

In Q3 FY’16, new student enrollments increased 75% YoY, as Aspen delivered 550 new degree-seeking enrollments in the quarter. Aspen increased internet advertising spending by 46% YoY, meaning that Aspen’s cost per enrollment declined by an impressive 16% YoY.

Since Aspen University announced its debtless education solution in the Spring of 2014, 1,595 students are paying through monthly payment methods (as of quarter end January 31, 2016), and increasing at a pace of 90 students/month net. The total value of those student monthly payment contracts now exceeds $11 million.

“Aspen has become the university of choice for Registered Nurses because our monthly payment plan business model is designed to graduate our students debt-free,” said Chairman & CEO, Michael Mathews. “We’ve always believed that if our primary mission is to focus on our students’ educational return-on-investment, growth and shareholder value would be the ultimate beneficiaries,” continued Mathews.

Aspen Group Reiterates Previous Guidance of Adjusted EBITDA Profitability in Q4 FY’16

In the current Q4 FY’16 ending April 30, 2016, Aspen estimates it will achieve positive Adjusted EBITDA, a reiteration of previous guidance provided during the fiscal second quarter earnings conference call.

About Aspen Group, Inc. (OTCQB: ASPU)

Aspen Group, Inc. is an online postsecondary education company. Aspen University’s mission is to offer any motivated college-worthy student the opportunity to receive a high-quality, responsibly priced distance-learning education for the purpose of achieving sustainable economic and social benefits for themselves and their families. Aspen is dedicated to providing the highest quality education experiences taught by top-tier faculty – 56 percent of our adjunct faculty hold doctoral degrees. To learn more about Aspen University, visit www.aspen.edu.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements including statements regarding guidance, projected revenues and profitability.  The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include unexpected regulatory issues, competition and changes within the healthcare industry that make the nursing occupation less attractive to learners or reduce the benefits of an advanced degree and unexpected adjustments made during the auditor’s review.  Further information on our risk factors is contained in our filings with the SEC, including our Form 10-K filed on July 28, 2015.  Any forward-looking statement made by us herein speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Media Contact:

Aspen Group, Inc.

Michael Mathews, CEO

914-906-9159